As filed with the Securities and Exchange Commission on April 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOODNESS GROWTH HOLDINGS, INC. (Exact name of registrant as specified in its charter)
British Columbia, Canada (State or other jurisdiction of incorporation or organization)	82-3835655 (I.R.S. Employer Identification No.)
207 South 9th Street Minneapolis, Minnesota (Address of Principal Executive Offices)	55402 (Zip Code)

Second Amendment to Employment Agreement, effective December 14, 2022,

by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and Kyle Kingsley

Second Amendment to Employment Agreement, effective December 14, 2022,

by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and J. Michael Schroeder

Second Amendment to Employment Agreement, effective December 14, 2022,

By and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Amber Shimpa

Second Amendment to Employment Agreement, effective December 14, 2022,

by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Patrick Peters

(Full title of the plan)

C T Corporation

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(612) 999-1606

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

GOODNESS GROWTH HOLDINGS, INC.

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed by Goodness Growth Holdings, Inc. (the “Company” or the “Registrant”) to register 1,238,091 of the Company’s Subordinate Voting Shares underlying restricted stock units held by the Selling Shareholders named herein that were issued prior to the filing of this Registration Statement.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the Selling Shareholders named herein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

1,238,091 SUBORDINATE VOTING SHARES

Goodness Growth Holdings, Inc.

This reoffer prospectus relates to 1,238,091 Subordinate Voting Shares (the “Shares”) of Goodness Growth Holdings, Inc. (“Goodness Growth,” “we,” “us,” “our,” or the “Company”) underlying restricted stock units hed by the Selling Shareholders (as defined and named herein) which may be reoffered and resold from time to time by the Selling Shareholders who were granted the restricted stock units for such Selling Shareholders’ own account prior to the filing of the Registration Statement of which this reoffer prospectus forms a part under individual award agreements pursuant to the following employment agreements: (i) the Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and Kyle Kingsley; (ii) the Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and J. Michael Schroeder; (iii) the Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Amber Shimpa; and (iv) the Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Patrick Peters (such agreements, together with the individual award agreements of even date therewith, collectively being referred to herein as the “Plan”). We will not receive any proceeds from any sale of the Shares offered pursuant to this reoffer prospectus.

The Selling Shareholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a reoffer prospectus supplement. For a description of the various methods by which the Selling Shareholders may offer and sell the Shares described in this reoffer prospectus, see the section entitled “Plan of Distribution.”

Our Shares are listed on the Canadian Stock Exchange (the “CSE”) under the symbol “GDNS.” Our Shares are also traded in the United States on the OTCQX under the symbol “GDNSF.” On April 1, 2024, the closing price of our Shares was Cdn$0.57 on the CSE ($0.42 on the OTCQX).

Our complete mailing address is 207 South 9th Street, Minneapolis, Minnesota 55402 and our telephone number is (612) 999-1606.

Investing in our Subordinate Voting Shares involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “Commission”) incorporated by reference herein and the applicable reoffer prospectus supplement.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is April 2, 2024

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this reoffer prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

THE COMPANY

Goodness Growth Holdings, Inc. is a reporting issuer in Canada, with its securities listed for trading on the CSE under the symbol “GDNS” and on the OTCQX under the symbol “GDNSF”. Goodness Growth is a cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. The Company is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. With our core operations strategically located in four limited-license medical and adult-use markets, Goodness Growth cultivates and manufactures cannabis products in environmentally friendly greenhouses and other facilities and distributes these products through our growing network of Green Goods™ and other Goodness Growth branded retail dispensaries, as well as third-party dispensaries in the markets in which our subsidiaries hold operating licenses.

As of March 27, 2024, Goodness Growth has licensed subsidiaries in six states and territories, consisting of Maryland, Massachusetts, Minnesota, Nevada, New York, and Puerto Rico. As of March 27, 2024, we retail cannabis products in 14 dispensaries located in Maryland (2), Minnesota (8), and New York (4) and wholesales cannabis products, through third-party companies, in Maryland, Minnesota, and New York. Our registered office is located at 1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia V6E 4N7. Our head office is located at 207 South Ninth Street, Minneapolis, Minnesota 55402. Our company website is https://goodnessgrowth.com. Information on or accessible through our Internet website is not a part of this reoffer prospectus.

When used in this reoffer prospectus, the terms the “Company,” “Goodness Growth,” “issuer,” “we,” “our,” and “us” refer to Goodness Growth Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus, before making an investment decision. You should also consider those risks set forth under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on April 1, 2024, as may be supplemented from time to time. For more information, see “Where You Can Find More Information.”

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 1,238,091 Shares. The actual per share price of the Shares that the Selling Shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution” below.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this reoffer prospectus are solely for the account of the Selling Shareholders. We will not receive any of the proceeds from any sale of the Shares by the Selling Shareholders.

SELLING SHAREHOLDERS

The Shares being registered by this reoffer prospectus consist of 1,238,091 Shares that are issuable to the Selling Shareholders under the Plan prior to the filing of the Registration Statement of which this prospectus forms a part.

We are registering these Shares to permit the Selling Shareholders to resell these Shares when each deems appropriate. The Selling Shareholders may resell all, a portion, or none of the Shares, at any time and from time to time. The Selling Shareholders may also sell, transfer or otherwise dispose of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the Selling Shareholders may offer any Shares for sale under this reoffer prospectus. This reoffer prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their Shares, and the actual number of Shares offered and sold will be determined from time to time by each Selling Shareholder at his or her sole discretion. Each of the Selling Shareholders has voting and investment control power over his or her shares.

The following table sets forth: (i) the name of each Selling Shareholder; (ii) the number and percentage of our Shares that the Selling Shareholder beneficially owned as of March 1, 2024 prior to the offering for resale of the shares under this reoffer prospectus; (iii) the number of Shares that may be offered for resale for the account of the Selling Shareholder under this reoffer prospectus; and (iv) the number and percentage of Shares to be beneficially owned by the Selling Shareholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Shareholder (whether vested or unvested)). The percentages appearing in the column entitled “Number of Shares Beneficially Owned After the Offering” are based on 110,967,130 Shares outstanding as of March 1, 2024. Shares that may be acquired within 60 days of March 1, 2024 by the Selling Shareholder pursuant to previous grants under the Company’s equity incentive plans that constitute Shares are deemed to be outstanding and to be beneficially owned by the Selling Shareholder holding such Shares for the purposes of computing the percentage ownership of such Selling Shareholder but are not treated as outstanding for the purposes of computing the percentage ownership of each of the other Selling Shareholders.

The Selling Shareholders are not required to sell any of our Subordinate Voting Shares and there is no assurance that any of the Selling Shareholders will sell any or all of the Shares covered by this reoffer prospectus. We are not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares covered hereby.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Registered for	Number of Shares Beneficially Owned After the Offering(1)(3)
	Number	Percent	Resale(1)(2)	Number	Percent
Kyle Kingsley	12,168,412	10.4%	679,064	12,168,412	10.4%
J. Michael Schroeder	1,532,359	1.4%	85,740	1,532,359	1.4%
Amber Shimpa	4,011,071	3.5%	267,510	4,011,071	3.5%
Patrick Peters	641,906	*	205,777	641,906	*

*Represents less than 1% of the Company’s total outstanding Subordinate Voting Shares.

(1)	In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all Shares subject to stock options or other derivative securities held by that person that are exercisable, vested or convertible as of March 1, 2024 or that will become exercisable, vested or convertible within 60 days after March 1, 2024, but we did not deem these Shares outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The numbers of Shares reflect all restricted stock units issued to a person pursuant to grants previously made, which grants vest in 1/3 installments on each of December 14, 2023, 2024 and 2025 and settle as to all vested amounts on December 14, 2025.

(3)	We further presumed that the person sold all Shares eligible to be resold in this offering, but retained ownership of all other Shares beneficially owned as of March 1, 2024.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Shareholders to offer for sale and sell all or a portion of each individual’s Shares. The Selling Shareholders may sell the Shares registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Shareholders can presently estimate the amount of this compensation.

The Shares offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Shares may be then-listed.

The aggregate proceeds to each Selling Shareholder from the sale of the Shares will be the purchase price of the Shares less discounts and commissions, if any. Each Selling Shareholder reserves the right to accept and, together with his, her or its agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the Shares by the Selling Shareholders.

The Selling Shareholders and any broker-dealers or agents that participate in the sale of the Shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is an “underwriter” under the Securities Act, the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act.

Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

We are being represented by Sangra Moller LLP in Canada who will pass upon the validity of the Shares being offered by this prospectus.

EXPERTS

The financial statements of Goodness Growth as of the years ended December 31, 2023 and 2022 incorporated by reference in the Registration Statement of which this reoffer prospectus forms a part, have been audited by Davidson & Company LLP, independent registered public accounting firm, as set forth in their report thereon,and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We will file annual reports and other information with the Commission under the Exchange Act. You may read and copy any reports, statements or other information on file at the Commission’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information regarding its public facilities. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The following documents are incorporated by reference into this reoffer prospectus:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on April 1, 2024;

(b)	The Company’s Current Report(s) on Form 8-K filed (in all filings, excluding any portions furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items, as applicable) on January 9, 2024; and

(c)	The description of the Company’s Shares contained in Item 4 of the Company’s Registration Statement on Form 10 (File No. 000-56225) filed with the Commission on November 5, 2020, and amended December 21, 2020 and January 20, 2021, including any amendment or report filed for the purpose of updating such description (including the description of Registrant’s securities filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to:

Goodness Growth Holdings, Inc.

207 South 9th Street

Minneapolis, Minnesota 55402

(612) 999-1606

Attn: Chief Financial Officer

This prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our Subordinate Voting Shares.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Goodness Growth Holdings, Inc. (the “Company”) with the Commission are incorporated herein by reference:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on April 1, 2024;

(b)	The Company’s Current Report(s) on Form 8-K filed (in all filings, excluding any portions furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items, as applicable) on January 9, 2024; and

(c)	The description of the Company’s subordinated voting shares contained in Item 4 of the Company’s Registration Statement on Form 10 (File No. 000-56225) filed with the Commission on November 5, 2020, and amended December 21, 2020 and January 20, 2021, including any amendment or report filed for the purpose of updating such description (including the description of Registrant’s securities filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020).

All documents filed by the Registrant pursuant to Section 13(a)or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another corporation or other legal entity (each of the foregoing, an “individual”), against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity; and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

The Articles of the Registrant provide that, subject to the limitations contained in the Business Corporations Act (British Columbia), the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, because of that person having been a director or officer of the Registrant, provided that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of such a legal proceeding or investigative action other than a civil proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers.

The Registrant has entered, and may from time to time enter, into indemnification agreements for the benefit of its directors and officers providing for their indemnification as permitted under the Business Corporations Act (British Columbia) and the Articles.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

An Exhibit Index appears on page 14 hereof and is incorporated herein by reference.

Item 9.	Undertakings.

(a)            The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Goodness Growth Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for fiscal year ended December 31, 2023 filed April 1, 2024).

4.2	Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Kyle Kingsley (incorporated by reference to Exhibit 10.35 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed March 31, 2023).

4.3	Goodness Growth Holdings, Inc. Non-Plan Restricted Stock Unit Agreement for Kyle Kingsley, dated December 14, 2022 (incorporated by reference to Exhibit 10.56 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024).

4.4	Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and J. Michael Schroeder (incorporated by reference to Exhibit 10.38 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed March 31, 2023).

4.5	Goodness Growth Holdings, Inc. Non-Plan Restricted Stock Unit Agreement for J. Michael Schroeder, dated December 14, 2022.

4.6	Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Amber Shimpa (incorporated by reference to Exhibit 10.39 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed March 31, 2023).

4.7	Goodness Growth Holdings, Inc. Non-Plan Restricted Stock Unit Agreement for Amber Shimpa, dated December 14, 2022 (incorporated by reference to Exhibit 10.62 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024).

4.8	Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Patrick Peters (incorporated by reference to Exhibit 10.37 to our Annual Report on Form 10-K filed March 31, 2023).

4.9	Goodness Growth Holdings, Inc. Non-Plan Restricted Stock Unit Agreement for Patrick Peters, dated December 14, 2022 (incorporated by reference to Exhibit 10.60 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024).

5.1	Opinion of Sangra Moller LLP.

23.1	Consent of Sangra Moller LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of Davidson & Company LLP.

24.1	Powers of Attorney (included on the signature page of this registration statement).

107.1	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 2, 2024.

GOODNESS GROWTH HOLDINGS, INC.

By:	/s/ Joshua Rosen
	Name:	Joshua Rosen
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

POWERS OF ATTORNEY

AND

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joshua Rosen and Amber Shimpa, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name and on his or her behalf as a director and/or officer of Goodness Growth Holdings, Inc. to prepare, execute and deliver any and all amendments, including post-effective amendments, and supplements to this registration statement on Form S-8, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith (including any necessary amendments thereof), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act necessary or desirable to be done in connection with the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Joshua Rosen
Joshua Rosen	Interim Chief Executive Officer,Interim Chief Financial Officer& Director (principal executive, financial and accounting officer)	April 2, 2024

/s/ Kyle E. Kingsley
Kyle E. Kingsley	Director	April 2, 2024

/s/ Ross M. Hussey
Ross M. Hussey	Director	April 2, 2024

/s/ Victor E. Mancebo
Victor E. Mancebo	Director	April 2, 2024

/s/ Judd T. Nordquist
Judd T. Nordquist	Director	April 2, 2024

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as duly authorized representative of Goodness Growth Holdings, Inc. in the United States, on April 2, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director